Exhibit 21.1

NAME	JURISDICTION
B/E Aerospace, Inc.	Delaware
Aerospace Lighting Corporation	New York
B/E Aerospace Machined Products, Inc.	Delaware
B/E Aerospace Thermal and Power Management Finance LLC	Delaware
BE Aerospace Australia, Inc.	Delaware
BE Intellectual Property, Inc.	Delaware
BEA Europe Holding LLC	Delaware
Flight Structures, Inc.	Washington
Jay Cee Fastener Corp.	New Jersey
Macrolink, Inc.	California
Advanced Engineered Products LLC	Delaware
Altis Aero Systems LLC	Delaware
UFC Aerospace LLC	Delaware
Nordskog Industries, Inc.	California
NYF Corp.	New Jersey
BEA Holding Services LLC	Delaware
Advanced Thermal Sciences Corporation	Delaware
Modoc Engineering Corporation	California
ATS Japan Corp.	Japan
Advanced Thermal Sciences Taiwan Corp.	Taiwan
Advanced Thermal Sciences Korea	Korea
Advanced Thermal Sciences Shanghai Corp.	China
M & M Aerospace Hardware, Inc.	Florida
B/E Aerospace Consumables Management s.r.o.	Czech Republic
BE Aerospace Canada, Inc.	Delaware
B/E Aerospace Company	Canada
BE Aerospace El Salvador, Inc.	Delaware
BE El Salvador, Sociedad Anonima de Capital Variable	El Salvador
BE Aircraft Mexico, LLC	Delaware
Interturbine, Inc.	Delaware
Interturbine Logistics Solutions LLC	Delaware

BE Aerospace Investments Holdings Ltd.	Cayman Islands
BEA Holding (USA) LLC	Delaware
BE Aerospace Europe Holding LLP	United Kingdom
BE Aerospace Investments I	Cayman Islands
B/E Aerospace Consumables Management Pte. Limited	Singapore
B/E Aerospace Consumables Management (Hong Kong) Limited	Hong Kong
B/E Aerospace Consumables Management SAS	France
B/E Aerospace Consumables Management Deutschland GmbH	Germany
B/E Aerospace Consumables Management GmbH	Germany
B/E Aerospace Systems Holding GmbH	Germany
B/E Aerospace Systems GmbH	Germany
B E Aerospace DAe Systems Hispania, S.L.	Spain
Special Parachute Equipment and Logistics Consortium GbR *	Germany
Interturbine Projekt Management GmbH	Germany
Interturbine Hungary Kft.	Hungary
Interturbine Aviation Logistics FZE	UAE
Interturbine-RuSky OOO *	Russia
Interturbine Czechia s.r.o.	Czech Republic
Interturbine Advanced Logistics Pty Limited	Australia
Interturbine Tianjin Ltd.	China
Interturbine Logistics Solutions GmbH	Germany
Interturbine Aviation Logistics GmbH	Germany
Interturbine Technologies GmbH	Germany
Interturbine Aviations Logistics Ltd	UK
B/E Aerospace Europe Holding LLC	Delaware
B/E Aerospace Consumables Management Limited	United Kingdom
BE Aerospace (UK) Europe Holdings Limited	United Kingdom
B/E Aerospace Consumables Management (STR) Group Limited	United Kingdom
B/E Aerospace Consumables Management II Limited	United Kingdom
B/E Aerospace Consumables Management II SAS	France
BE Aerospace (Netherlands) B.V.	Netherlands
Koninklijke Fabriek Inventum B.V.	Netherlands

	BE Aerospace Holdings (UK) Limited	United Kingdom
	B/E Aerospace (Germany) GmbH	Germany
	B/E Aerospace (UK) Limited	United Kingdom
	B/E Aerospace B.V.	Netherlands
	UFC Aerospace Europe Limited	United Kingdom
	BE Aerospace Thermal and Power Management Holdings (UK) Limited	United Kingdom
	J.A. Reinhardt & Co., Inc.	Pennsylvania
	JAR Realty Holding, LLC	Delaware
	TSI Group, Inc.	Delaware
	Thermal Solutions LLC	Delaware
	American Avionic Technologies Corporation	Delaware
	Orion Defense Systems, Inc.	Delaware
	AKS Aerospace, Inc.	Delaware
	ADB Industries	California
	Brazonics, Inc.	Delaware
	CGR Technologies, Inc.	California
	Thompson Industries, Ltd.	California
	PMI Enterprises, Inc.	Delaware
	Performance Metal Fabricators, Inc.	Illinois
	Sandy Bay Machine, Inc.	Delaware
	Woven Electronics, LLC	South Carolina
	B/E Aerospace Australia Pty Limited	Australia
	Burns Aerospace Europe SARL	France
	C.M.P. SAS	France
	B/E Aerospace Consumables Management sp z.o.o	Poland
	BE Engineering Services India Private Limited	India
	UFC SARL	France
	BAS Aerospace Limited	UK

*	The Company owns less than 50% of the outstanding shares or interests of these subsidiaries.